UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2016 (January 28, 2016)

REGENERON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

000-19034	13-3444607
(Commission File Number)	(I.R.S. Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York	10591-6707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 847-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 28, 2016, the Board of Directors (the “Board”) of Regeneron Pharmaceuticals, Inc. (“Regeneron” or the “Company”), based upon the recommendation of the Corporate Governance and Compliance Committee of the Board, approved an amendment to Regeneron’s By-Laws providing for majority voting in uncontested director elections (the “Amendment”).  As amended by the Amendment, the By-Laws provide that a director nominee shall be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election, provided that directors shall be elected by a plurality of the votes cast at any meeting of shareholders for which a shareholder has validly nominated a person for election to the Board in compliance with the advance notice requirements for director nominees proposed by shareholders set forth in the By-Laws.

The foregoing summary of the Amendment is qualified in its entirety by the full text of the Amendment, which is attached as Exhibit 3.2 hereto and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

3.2	Amendment to the By-Laws effective January 28, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REGENERON PHARMACEUTICALS, INC.

/s/ Joseph J. LaRosa
Joseph J. LaRosa
Senior Vice President, General Counsel and Secretary
Date: February 2, 2016

EXHIBIT INDEX

Number	Description
3.2	Amendment to the By-Laws effective January 28, 2016.